Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—January 2005

Series		2000-1 *
	Deal Size	$750 MM
	Expected Maturity	07/15/05

Yield		12.27%
Less:	Coupon	2.50%
	Servicing Fee	0.90%
	Net Credit Losses	4.50%
	Excess Spread:
	January-05	4.37%
	December-04	5.26%
	November-04	5.76%
	Three month Average Excess Spread	5.13%

	Delinquency:
	30 to 59 days	0.97%
	60 to 89 days	0.65%
	90 + days	1.46%
	Total	3.08%

	Payment Rate	10.32%

*	Results are skewed due to the calculation methodology during the accumulation period.